Exhibit 99.1
Cable One Reports Third Quarter 2026 Results
November 5, 2026 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended September 30, 2026.

	Three Months Ended September 30,
(dollars in thousands)	2026	2025	$ Change	% Change
Revenues	$332,153	$376,012	$(43,859)	(11.7)%
Net income (loss)	$(431,839)	$86,532	$(518,371)	NM
Net profit margin	(130.0)%	23.0%
Cash flows from operating activities	$92,637	$156,519	$(63,882)	(40.8)%
Adjusted EBITDA(1)	$159,781	$201,856	$(42,075)	(20.8)%
Adjusted EBITDA margin(1)	48.1%	53.7%
Capital expenditures	$77,912	$71,765	$6,147	8.6%
Adjusted EBITDA less capital expenditures(1)	$81,869	$130,091	$(48,222)	(37.1)%

“We made meaningful progress in customer trends during the third quarter, resulting in our best residential data subscriber results in seven quarters and highest connect activity in three years,” said Jim Holanda, Chief Executive Officer of Cable One. “We remain focused on building on this momentum, which, coupled with the strength of our network and the meaningful cash flow that continues to be generated by the business, gives us confidence in our long-term opportunity.”
Third Quarter 2026 Summary:
•Total revenues were $332.2 million in the third quarter of 2026 compared to $376.0 million in the third quarter of 2025, with $9.3 million of the decrease attributable to a decline in residential video revenues.
•Residential data revenues were $204.1 million in the third quarter of 2026 compared to $227.6 million in the third quarter of 2025, a decrease of $23.5 million, or 10.3%, year-over-year.
•Business data revenues for the third quarter of 2026 were $53.6 million, a decrease of $3.9 million, or 6.7%, year-over-year.
•Net loss was $431.8 million and net income was $86.5 million in the third quarter of 2026 and 2025, respectively. Adjusted EBITDA was $159.8 million in the third quarter of 2026 compared to $201.9 million in the third quarter of 2025. Net profit margin was (130.0)% and Adjusted EBITDA margin was 48.1% in the third quarter of 2026.
•Net cash provided by operating activities was $92.6 million in the third quarter of 2026 compared to $156.5 million in the third quarter of 2025. Adjusted EBITDA less capital expenditures was $81.9 million in the third quarter of 2026 compared to $130.1 million in the third quarter of 2025.

NM = Not meaningful.
(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Third Quarter 2026 Financial Results Compared to Third Quarter 2025
Revenues were $332.2 million in the third quarter of 2026 compared to $376.0 million in the third quarter of 2025. Residential data revenues decreased $23.5 million, or 10.3%, year-over-year due primarily to a decrease in residential data subscribers and a decline in residential data average revenue per unit ("ARPU"). Residential video revenues decreased $9.3 million, or 20.7%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment. Business data revenues decreased $3.9 million, or 6.7%, year-over-year due primarily to a decrease in business data subscribers and a decline in business services ARPU.
Net loss was $431.8 million and net income was $86.5 million in the third quarter of 2026 and 2025, respectively. The third quarter of 2026 included $358.0 million, net of tax, non-cash asset impairment charges, a $39.7 million, net of tax, non-cash fair value adjustment loss on the put option to acquire the remaining equity stake in Mega Broadband Investments Holdings LLC ("MBI," and such acquisition, the "MBI Acquisition") as well as a $20.0 million, net of tax, non-cash impairment of our MBI equity investment. Net profit margin was (130.0)% in the third quarter of 2026 compared to 23.0% in the prior year quarter.
Adjusted EBITDA was $159.8 million and $201.9 million for the third quarter of 2026 and 2025, respectively. Adjusted EBITDA margin was 48.1% in the third quarter of 2026 compared to 53.7% in the prior year quarter.
Net cash provided by operating activities was $92.6 million in the third quarter of 2026 compared to $156.5 million in the third quarter of 2025. Capital expenditures for the third quarter of 2026 totaled $77.9 million compared to $71.8 million for the third quarter of 2025. Adjusted EBITDA less capital expenditures for the third quarter of 2026 was $81.9 million compared to $130.1 million in the prior year quarter.
Asset Impairments
Triggered by a decline in the Company's stock price during the third quarter, the Company performed an interim intangible asset and goodwill impairment assessment as of September 30, 2026. As a result, the Company recognized asset impairments totaling $412.1 million, consisting of $159.0 million and $253.1 million of non-cash impairments relating to its indefinite-lived franchise agreements and goodwill, respectively. The impairment charges do not have an impact on the Company’s cash flows, operational strategy, growth initiatives or its intent or ability to renew or extend existing franchise agreements.
Liquidity and Capital Resources
At September 30, 2026, the Company had $674.8 million of cash and cash equivalents on hand compared to $152.8 million at December 31, 2025. The Company’s gross debt balance was $3.55 billion and $3.21 billion at September 30, 2026 and December 31, 2025, respectively. The Company borrowed $500.0 million, net of repayments, under its revolving credit facility during the third quarter of 2026. The Company had $1,050.0 million of borrowings and $200.0 million of nominal availability under its revolving credit facility as of September 30, 2026. The Company's weighted average cost of debt was 4.8% for the third quarter of 2026.
The Company's primary funding requirements are for its ongoing operations, capital expenditures, the MBI Acquisition and debt repayment. The Company believes that its existing cash balances, senior credit facilities and operating cash flows will provide adequate support for these funding requirements that are expected to arise within 12 months from the date of this press release.
If the MBI Acquisition is consummated, MBI’s $22.0 million of outstanding borrowings under a revolving credit facility will come due August 2027. Beyond the next 12 months, additional significant amounts of indebtedness will come due at varying times over the subsequent 12-month period, namely: (i) if the MBI Acquisition is consummated, MBI’s $916.2 million of outstanding term loans maturing on November 12, 2027; (ii) the Company's $1.25 billion revolving credit facility maturing in February 2028 (of which $1.05 billion was drawn and outstanding as of September 30, 2026); (iii) the Company's $345.0 million of 1.125% convertible notes due 2028 maturing in March 2028 and (iv) the Company's $694.3 million of borrowings outstanding under its senior secured term loan maturing in May 2028. The Company's existing sources of liquidity and cash flows from operations will be insufficient to repay the debt described above on the applicable maturity dates. The Company's ability to address these forthcoming debt maturities primarily will depend on its ability to consummate one or more financing transactions and/or to extend the maturity date of the relevant debt through a consensual amendment and extension transaction with the relevant holders of the debt, which transactions are not entirely in its control. The Company has been and continues to be engaged in discussions to raise capital and address certain of its debt maturities. However, the Company makes no assurances that it will be able to consummate any financing transactions. While the Company was in compliance with its financial covenants as of September 30, 2026, and expects to remain in compliance for the next 12 months, the Company may not be able to maintain compliance if operating performance deteriorates or market conditions worsen, particularly if it does not consummate any financing transactions. If the Company breaches a financial covenant and is unable to obtain an amendment or waiver from the applicable lenders or bondholders, the breach could result in an event of default under the terms of its indebtedness and permit its creditors to accelerate repayment of such debt and potentially trigger acceleration of other debt under applicable cross-default or cross-acceleration provisions. If the Company becomes obligated to close the MBI Acquisition and is unable to address its forthcoming debt maturities, it is possible that the Company will not consummate the MBI Acquisition, which could result in a breach under the purchase agreement for the MBI Acquisition and MBI’s limited liability company agreement. In that event, the Company could become subject to claims by other members of MBI seeking monetary damages and/or specific performance of its obligations under the purchase agreement for the MBI Acquisition, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.
If the Company is unable to consummate a financing transaction and address near-term debt maturities on acceptable terms or at all, or if a default occurs under its debt instruments that it is unable to timely cure, it may become necessary for the Company to seek relief under Chapter 11 of the U.S. Bankruptcy Code.
The Company intends to hold MBI separate from the balance of its operations to preserve flexibility and mitigate adverse impacts to the Company in the event that the MBI Acquisition is consummated and MBI’s revolver borrowings and term loans are unable to be refinanced or restructured prior to their respective maturity dates. Over the next 12 months, the Company's ability to utilize the funding sources mentioned previously to fund ongoing operations, make capital expenditures, complete the MBI Acquisition and repay debt depends on future operating performance and cash flows, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond its control.

Although the Company has sufficient liquidity to satisfy the purchase price for the MBI Acquisition in full if the previously disclosed temporary restraining order entered on October 9, 2026 is dissolved, the Company currently intends to coordinate any payment of the purchase price with the closing of one or more financing transactions that address at least some of its outstanding debt maturities. The Company has been and continues to be engaged in discussions to raise capital and address its near-term debt maturities. However, the Company makes no assurances that it will be able to consummate any financing transactions.
The Company's capital expenditures by category for the three months ended September 30, 2026 and 2025 were as follows (in thousands):

	Three Months Ended September 30,
	2026	2025
Customer premise equipment(1)	$27,130	$16,976
Commercial(2)	4,210	3,035
Scalable infrastructure(3)	4,903	6,804
Line extensions(4)	10,057	18,076
Upgrade/rebuild(5)	8,408	4,017
Support capital(6)	23,204	22,857
Total	$77,912	$71,765

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and primary service units ("PSUs"), including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the third quarter of 2026 on Thursday, November 5, 2026, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-833-461-5787 (International: 1-585-542-9983) and using the access code 815383572. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from November 5, 2026 until December 3, 2026 at ir.cableone.net.

Additional Information Available on Website

The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income (loss), net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income (loss) reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income (loss). Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income (loss) plus net interest expense, income tax provision, depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, net equity method investment (income) loss, asset impairments, executive search and transition costs, legal settlement of alleged patent infringement, MBI integration costs, net other (income) expense and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. Executive search and transition costs consist of expenses incurred in connection with changes in executive leadership, including make-whole payment, severance and other separation benefits and costs related to executive search and onboarding. MBI integration costs consist of expenses for planning and implementing system conversion, rebranding, employee-related costs (including severance and retention) and other professional fees incurred in connection with preparing for the potential integration of MBI. These costs are associated with discrete events and are incremental to normal, recurring operating expenses and as such, are excluded from Adjusted EBITDA. Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, income tax provision, changes in operating assets and liabilities, change in deferred income taxes and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling approximately 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.
Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do–it’s who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the acquisition of the equity interests of MBI that the Company does not already own, the substantial indebtedness of MBI scheduled to mature in November 2027 and the Company's and MBI's financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 26, 2026 (the "2025 Form 10-K") and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026 (the “Third Quarter 2026 Form 10-Q”):
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•risks associated with the Company's use of artificial intelligence;
•the Company’s ability to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors, including the potential impacts of changes in trade policy and tariffs;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the acquisition of MBI;
•risks relating to existing or future litigation regarding our acquisition of the equity interests in MBI that the Company does not currently own, including the litigation initiated by CoBank, ACB on October 9, 2026;
•risks relating to entering into definitive agreements for contemplated financing transactions on the terms described or at all;
•risks relating to our intention to hold MBI separate from the balance of our operations if and following the time we own the entirety of MBI;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•impairments of intangible assets and goodwill;
•legislative or regulatory efforts to impose new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services or changes to government subsidy programs;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will continue to rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness and the consequences any delisting would have on its convertible indebtedness;
•the Company’s ability to pay dividends;
•our sustained reduced stock price;
•our ability to comply with the continued listing standards of the New York Stock Exchange;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in the 2025 Form 10-K, as updated by the Third Quarter 2026 Form 10-Q, and in its subsequent filings with the SEC .
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,
(dollars in thousands, except per share data)	2026	2025	Change	% Change
Revenues:
Residential data	$204,075	$227,599	$(23,524)	(10.3)%
Residential video	35,659	44,971	(9,312)	(20.7)%
Residential voice	5,912	6,692	(780)	(11.7)%
Business data	53,626	57,486	(3,860)	(6.7)%
Business other	13,290	15,117	(1,827)	(12.1)%
Other	19,591	24,147	(4,556)	(18.9)%
Total Revenues	332,153	376,012	(43,859)	(11.7)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	98,699	96,038	2,661	2.8%
Selling, general and administrative	82,297	100,835	(18,538)	(18.4)%
Depreciation and amortization	81,010	83,347	(2,337)	(2.8)%
(Gain) loss on asset sales and disposals, net	1,034	1,066	(32)	(3.0)%
Asset impairments	412,054	—	412,054	NM
Total Costs and Expenses	675,094	281,286	393,808	140.0%
Income (loss) from operations	(342,941)	94,726	(437,667)	NM
Interest expense, net	(34,648)	(32,019)	(2,629)	8.2%
Other income (expense), net	(66,975)	71,809	(138,784)	(193.3)%
Income (loss) before income taxes and equity method investment income (loss), net	(444,564)	134,516	(579,080)	NM
Income tax (provision) benefit	47,198	(25,762)	72,960	NM
Income (loss) before equity method investment income (loss), net	(397,366)	108,754	(506,120)	NM
Equity method investment income (loss), net	(34,473)	(22,222)	(12,251)	55.1%
Net income (loss)	$(431,839)	$86,532	$(518,371)	NM

Net Income (Loss) per Common Share:
Basic	$(75.66)	$15.33	$(90.99)	NM
Diluted	$(75.66)	$14.52	$(90.18)	NM
Weighted Average Common Shares Outstanding:
Basic	5,707,739	5,642,948	64,791	1.1%
Diluted	5,707,739	6,068,638	(360,899)	(5.9)%

Unrealized gain (loss) on cash flow hedges and other, net of tax	13,795	(3,093)	16,888	NM
Comprehensive income (loss)	$(418,044)	$83,439	$(501,483)	NM

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	September 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$674,751	$152,769
Accounts receivable, net	54,644	58,578
Prepaid and other current assets	74,488	95,238
Total Current Assets	803,883	306,585
Equity investments	264,335	613,841
Property, plant and equipment, net	1,790,700	1,784,201
Intangible assets, net	1,234,911	1,974,359
Goodwill	516,057	840,826
Other noncurrent assets	98,224	68,541
Total Assets	$4,708,110	$5,588,353

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable and accrued liabilities	$128,362	$143,058
MBI option liability	478,851	—
Deferred revenue	16,434	22,731
Current portion of long-term debt	18,000	593,535
Total Current Liabilities	641,647	759,324
Long-term debt	3,524,096	2,600,392
Deferred income taxes	593,094	769,924
Other noncurrent liabilities	35,595	25,075
Total Liabilities	4,794,432	4,154,715

Commitments and contingencies

Stockholders' Equity (Deficit):
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,679,997 and 5,635,219 shares outstanding as of September 30, 2026 and December 31, 2025, respectively)	62	62
Additional paid-in capital	699,264	681,866
Retained earnings (accumulated deficit)	(226,088)	1,334,553
Accumulated other comprehensive income (loss)	43,760	19,450
Treasury stock, at cost (495,402 and 540,180 shares held as of September 30, 2026 and December 31, 2025, respectively)	(603,320)	(602,293)
Total Stockholders' Equity (Deficit)	(86,322)	1,433,638
Total Liabilities and Stockholders' Equity (Deficit)	$4,708,110	$5,588,353

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income (loss)	$(431,839)	$86,532
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81,010	83,347
Amortization of debt discount and issuance costs	1,538	2,187
Equity-based compensation	5,045	11,280
Gain on debt extinguishments	—	(3,156)
Change in deferred income taxes	(53,431)	20,885
(Gain) loss on asset sales and disposals, net	1,034	1,066
Gain on sales of equity investments	—	(67,354)
Equity method investment (income) loss, net	34,473	22,222
Fair value adjustments	52,904	(2,089)
Asset impairments	412,054	—
Changes in operating assets and liabilities:
Accounts receivable, net	921	(2,908)
Prepaid and other current assets	(6,739)	895
Accounts payable and accrued liabilities	(13,466)	7,117
Deferred revenue	(759)	(3,343)
Other	9,892	(162)
Net cash provided by operating activities	92,637	156,519

Cash flows from investing activities:
Capital expenditures	(77,912)	(71,765)
Change in accrued expenses related to capital expenditures	6,335	607
Proceeds from sales of property, plant and equipment	256	32
Proceeds from sales of equity investments	—	123,242
Net cash provided by (used in) investing activities	(71,321)	52,116

Cash flows from financing activities:
Proceeds from long-term debt borrowings	700,000	—
Payment of debt issuance costs	(7,937)	—
Debt repayments	(204,762)	(194,545)
Payment of withholding tax for equity awards	(57)	(317)
Net cash used in financing activities	487,244	(194,862)

Change in cash and cash equivalents	508,560	13,773
Cash and cash equivalents, beginning of period	166,191	152,876
Cash and cash equivalents, end of period	$674,751	$166,649

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$33,739	$29,878
Cash paid for income taxes, net of refunds received	$(320)	$1,763

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30,
(dollars in thousands)	2026	2025	$ Change	% Change
Net income (loss)	$(431,839)	$86,532	$(518,371)	NM
Net profit margin	(130.0)%	23.0%

Plus: Interest expense, net	34,648	32,019	2,629	8.2%
Income tax provision (benefit)	(47,198)	25,762	(72,960)	NM
Depreciation and amortization	81,010	83,347	(2,337)	(2.8)%
Equity-based compensation	5,045	11,280	(6,235)	(55.3)%
Severance and contract termination costs	—	1,881	(1,881)	(100.0)%
Acquisition-related costs	1,747	521	1,226	235.3%
(Gain) loss on asset sales and disposals, net	1,034	1,066	(32)	(3.0)%
System conversion costs	573	5,790	(5,217)	(90.1)%
Equity method investment (income) loss, net	34,473	22,222	12,251	55.1%
Asset impairments	412,054	—	412,054	NM
Executive search and transition costs	260	445	(185)	(41.6)%
Legal settlement of alleged patent infringement	—	2,800	(2,800)	(100.0)%
MBI integration costs	999	—	999	NM
Other (income) expense, net	66,975	(71,809)	138,784	(193.3)%
Adjusted EBITDA	$159,781	$201,856	$(42,075)	(20.8)%
Adjusted EBITDA margin	48.1%	53.7%

Less: Capital expenditures	$77,912	$71,765	$6,147	8.6%
Capital expenditures as a percentage of net income (loss)	(18.0)%	82.9%
Capital expenditures as a percentage of Adjusted EBITDA	48.8%	35.6%

Adjusted EBITDA less capital expenditures	$81,869	$130,091	$(48,222)	(37.1)%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES (continued)
(Unaudited)

	Three Months Ended September 30,
(dollars in thousands)	2026	2025	$ Change	% Change
Net cash provided by operating activities	$92,637	$156,519	$(63,882)	(40.8)%
Capital expenditures	(77,912)	(71,765)	(6,147)	8.6%
Interest expense, net	34,648	32,019	2,629	8.2%
Amortization of debt discount and issuance costs	(1,538)	(2,187)	649	(29.7)%
Income tax provision (benefit)	(47,198)	25,762	(72,960)	NM
Changes in operating assets and liabilities	10,151	(1,599)	11,750	NM
Gain on debt extinguishments	—	3,156	(3,156)	(100.0)%
Change in deferred income taxes	53,431	(20,885)	74,316	NM
Acquisition-related costs	1,747	521	1,226	235.3%
Severance and contract termination costs	—	1,881	(1,881)	(100.0)%
System conversion costs	573	5,790	(5,217)	(90.1)%
Fair value adjustments	(52,904)	2,089	(54,993)	NM
Executive search and transition costs	260	445	(185)	(41.6)%
Legal settlement of alleged patent infringement	—	2,800	(2,800)	(100.0)%
MBI integration costs	999	—	999	NM
(Gain) loss on sales of equity investments	—	67,354	(67,354)	(100.0)%
Other (income) expense, net	66,975	(71,809)	138,784	(193.3)%
Adjusted EBITDA less capital expenditures	$81,869	$130,091	$(48,222)	(37.1)%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of September 30,
(in thousands, except percentages and ARPU data)	2026	2025	Change	% Change
Passings(1)	2,847.0	2,899.4	(52.4)	(1.8)%

Residential Customers	876.7	934.2	(57.5)	(6.2)%

Data PSUs	862.5	910.4	(47.9)	(5.3)%
Video PSUs	68.1	89.6	(21.5)	(24.0)%
Voice PSUs	48.0	58.4	(10.4)	(17.8)%
Total residential PSUs	978.6	1,058.4	(79.9)	(7.5)%

Business Customers	105.0	108.1	(3.1)	(2.8)%

Data PSUs	97.8	99.6	(1.9)	(1.9)%
Video PSUs	3.3	5.3	(2.0)	(37.4)%
Voice PSUs	36.1	38.4	(2.4)	(6.1)%
Total business services PSUs	137.2	143.4	(6.2)	(4.3)%

Total Customers	981.7	1,042.3	(60.6)	(5.8)%
Total non-video	910.3	946.3	(36.0)	(3.8)%
Percent of total	92.7%	90.8%		1.9%

Data PSUs	960.3	1,010.1	(49.8)	(4.9)%
Video PSUs	71.4	94.9	(23.5)	(24.7)%
Voice PSUs	84.1	96.8	(12.8)	(13.2)%
Total PSUs	1,115.8	1,201.8	(86.1)	(7.2)%

Residential Penetration
Data	30.3%	31.4%		(1.1)%
Video	2.4%	3.1%		(0.7)%
Voice	1.7%	2.0%		(0.3)%

Share of Third Quarter Revenues
Residential data	61.4%	60.5%		0.9%
Business services	20.1%	19.3%		0.8%
Total	81.6%	79.8%		1.7%

ARPU - Third Quarter
Residential data(2)	$78.48	$82.17	$(3.69)	(4.5)%
Residential video(2)	$167.89	$161.14	$6.75	4.2%
Residential voice(2)	$39.94	$36.95	$2.99	8.1%
Business services(3) (4)	$211.48	$227.50	$(16.02)	(7.0)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)Passings represent the estimated number of serviceable and marketable homes and businesses passed by the Company's active plant based on available information. Beginning in the third quarter of 2025, the Company began using an external reporting service for determining reported passings. The service provider generates updated counts biannually, during the first and third quarters of each year. Therefore, going forward the Company's reported passings for the second and fourth quarters of the year will remain unchanged from the preceding sequential quarter. Passings as of September 30, 2026 reflect certain refinements to the service provider's counting methodology during the first quarter of 2026.
(2)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(3)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.
(4)In March 2026, the Company sold certain fiber-to-the-tower contract rights for cash proceeds of $42.0 million. Such contracts generated $9.0 million of business data revenues during 2025.